AIG
AIG RETIREMENT SERVICES
2919 ALLEN PARKWAY, WOODSON TOWER - 8TH FLOOR
HOUSTON, TX 77019

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate box on the voting instruction card below.
3) Sign and date the voting instruction card.
4) Return the voting instruction card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

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KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors of VALIC Company I unanimously recommends a vote "FOR" Proposal 1.	**For**	**Against**	**Abstain**
1. To approve an Agreement and Plan of Reorganization ("Reorganization Agreement") relating to the Health Sciences Fund. Pursuant to the Reorganization Agreement, the Health Sciences Fund would transfer all of its assets to the Science & Technology Fund, a series of VALIC Company I, in exchange for the assumption by the Science & Technology Fund of all of the liabilities of the Health Sciences Fund and shares of the Science & Technology Fund, which shares will be distributed by the Health Sciences Fund to the holders of its shares in complete liquidation thereof; and	☐	☐	☐
2. To transact such other business as may properly be presented at the Special Meeting or any adjournment or postponement thereof.			

To instruct us to accept voting instructions from participants OR vote on behalf of participants MARK THE BOXES BELOW:

Check here to authorize only and DO NOT VOTE. ☐

Check here to vote only. ☐

Note: Please sign exactly as your name(s) appear(s) on this voting instruction card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature [Joint Owners] Date

EVERY CONTRACT OWNER'S VOTE IS IMPORTANT!

Important Notice Regarding the Availability of Proxy Materials for the
VALIC Company I
Special Meeting of Shareholders to Be Held on April 5, 2021.
The Notice and Proxy Statement for this Special Meeting are available at: www.proxyvote.com

Please detach at perforation before mailing.

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VOTING INSTRUCTION CARD/ GROUP AUTHORIZATION CARD

VALIC COMPANY I
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 5, 2021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. This Voting Instruction Card/Group Authorization Card allows you to instruct us to accept voting instructions from participants under the Contract owned by your group. You may agree to let your individual participants give us voting instructions for the proposal in the proxy statement, or you may give voting instructions on behalf of participants. Please check the appropriate box to reflect your choice, sign, and return this card in the enclosed postage-paid envelope.

The undersigned hereby instructs **THE VARIABLE ANNUITY LIFE INSURANCE COMPANY OR AN AFFILIATED INSURANCE COMPANY, on behalf of the Separate Account**, to vote all shares which are attributable to the Group Contract, pursuant to the instructions received from the group or individual participants at the Special Meeting of Shareholders and any adjournments or postponements of the Special Meeting of Shareholders.

With respect to those shares for which instructions have not been received by the Separate Account, the Separate Account will cast shares in the affirmative or the negative, or in abstention, in the same proportion as those shares for which instructions have been received by the Separate Account.

PLEASE VOTE, SIGN AND DATE ON THE REVERSE SIDE AND RETURN THE VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.